Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 16, 2023 relating to the financial statements of Altamira Therapeutics Ltd., appearing in the Annual Report on Form 20-F of Altamira Therapeutics Ltd. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Deloitte AG

/s/ Roland Mueller	/s/ Adrian Kaeppeli
Zurich, Switzerland
June 1, 2023